UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May 26, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 19, 2016 and May 31, 2016, Callon Petroleum Company (the “Company”) entered into a  definitive purchase and sale agreement with BSM Energy LP, Crux Energy LP and Zaniah Energy LP to acquire 17,298 gross (14,089 net) acres primarily located in Howard County, Texas (the “Acquisition”). On May 26, 2016, the Company completed the Acquisition for total cash consideration of $220 million and 9,333,333 million shares of common stock for a total purchase price of $329.6 million, subject to customary purchase price adjustments, with an effective date of May 1, 2016. The Company acquired an 81% average working interest (61% average net revenue interest) in the Acquisition.

This Current Report on Form 8-K/A provides financial statements of the Acquisition and the pro forma financial statements required by Item 9.01 of Form 8-K. This Current Report on Form 8-K/A should be read in connection with the Current Reports on Form 8-K filed on April 19, 2016 and May 31, 2016, which provide a more complete description of the Acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited Statements of Revenues and Direct Operating Expenses of the Acquisition for the two years in the periods ended December 31, 2015  and 2014 and Unaudited Statements of Revenues and Direct Operating Expenses of the Acquisition for the three months ended March 31, 2016 and 2015, are attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

Unaudited Pro Forma Consolidated Financial Statements of the Company as of March 31, 2016 and for the year ended December 31, 2015 and for the three months ended March 31, 2016, are attached hereto as Exhibit 99.2.

(d)	Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of Weaver and Tidwell, LLP

99.1	Audited and Unaudited Statements of Revenues and Direct Operating Expenses

99.2	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

August 3, 2016	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Weaver and Tidwell, LLP

99.1	Audited and Unaudited Statements of Revenues and Direct Operating Expenses

99.2	Unaudited Pro Forma Consolidated Financial Statements